Exhibit 10.3

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 30, 2020 (the “Second Amendment Effective Date”), is entered into among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the “US Borrower”), SCHNITZER STEEL CANADA LTD., a British Columbia corporation (the “Canadian Borrower”; the Canadian Borrower, together with the US Borrower, each a “Borrower” and collectively, the “Borrowers”), the Guarantors party hereto, the US Lenders party hereto, BANK OF MONTREAL, as the Canadian Lender, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as applicable.

RECITALS

WHEREAS, the Borrowers, the US Lenders from time to time party thereto, the Canadian Lender, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, entered into that certain Third Amended and Restated Credit Agreement, dated as of April 6, 2016, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of August 24, 2018 (as further amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified prior to the Second Amendment Effective Date, the “Existing Credit Agreement” and, after giving effect to this Amendment, the “Amended Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Existing Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Amendment; and

WHEREAS, the parties hereto are willing to amend the Existing Credit Agreement, subject to the terms and conditions specified in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Existing Credit Agreement.

(a)The cover page of the Existing Credit Agreement is hereby amended to replace the reference to “MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED” with “BOFA SECURITIES, INC.”.

(b)Section 1.01 of the Existing Credit Agreement is hereby amended to add the following definitions in the appropriate alphabetical order to read as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Consolidated Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Asset Values to (b) Consolidated Funded Indebtedness.

“Consolidated Asset Values” means as of any date of determination, an aggregate amount equal to the value of all accounts receivable, inventory or equipment (including, for the avoidance of doubt, equipment in-service and equipment reserved for future placement in-service), in each case, of the US Borrower and its Subsidiaries, as determined in accordance with GAAP, in or on which the Administrative Agent holds, for the benefit of the holders of the Obligations, valid Liens, as of such date of determination, as determined by the Administrative Agent in its reasonable discretion; provided, that, for purposes of calculating Consolidated Asset Values as of any date of determination, the aggregate amount of Consolidated Asset Values shall not include (a) any accounts receivable, inventory or equipment, in each case, in or on which any Person holds any other Lien (other than Liens permitted by Sections 7.01(a), (c), (d), (e), (f), (g), (h), (i), (k), (l), (m), (n), (o), (p), (q), or (r)), and (b) any amount in excess of (i) with respect to accounts receivable, (A) 85% of the aggregate amount of any accounts receivable supported by a letter of credit or other credit issuance, or (B) 75% of the aggregate amount of any other accounts receivable, (ii) with respect to inventory, 50% of the aggregate amount of the net book value of such inventory, and (iii) with respect to equipment, 50% of the aggregate amount of the net book value of such equipment.

“Covered Entity” means any of the following:  (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.24.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.24.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Second Amendment Effective Date” means June 30, 2020.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Supported QFC” has the meaning specified in Section 10.24.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“US Special Resolution Regimes” has the meaning specified in Section 10.24.

(c)The definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means, based upon the Consolidated Funded Debt to EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a), the following:

(a)in respect of US Obligations (including commitment fees payable for the account of the US Lenders, extensions of credit made by the US Lenders to the US Borrower under Article II in the form of a Committed Loan or Swing Line Loan, Letter of Credit fees payable for the account of the L/C Issuers and extensions of credit made by an L/C Issuer or US Lender to the US Borrower under Article II in the form of an L/C Borrowing or L/C Advance), the following percentages per annum:

Applicable Rate
Pricing Level	Consolidated Funded Debt to EBITDA Ratio	Commitment Fee	Eurocurrency Rate and Standby Letters of Credit	Base Rate
1	< 0.75:1.00	0.20%	1.25%	0.00%
2	≥ 0.75:1.00 but < 1.50:1.00	0.25%	1.50%	0.25%
3	≥ 1.50:1.00 but < 2.00:1.00	0.30%	1.75%	0.50%
4	≥ 2.00:1.00 but < 2.50:1.00	0.35%	2.00%	0.75%
5	≥ 2.50:1.00 but < 3.00:1.00	0.40%	2.50%	1.50%
6	≥ 3.00:1.00 but < 3.50:1.00	0.45%	3.00%	2.00%
7	≥ 3.50:1.00	0.50%	3.50%	2.50%

(b)in respect of Canadian Obligations (including commitment fees payable for the account of the Canadian Lender, extensions of credit made by the Canadian Lender to a Canadian Borrower under Article II in the form of a Canadian Loan, Canadian Letter of Credit fees payable to the Canadian Lender and extensions of credit made by the Canadian Lender to a Canadian Borrower under Article II in the form of a Canadian L/C Borrowing), the following percentages per annum:

Applicable Rate
Pricing Level	Consolidated Funded Debt to EBITDA Ratio	Commitment Fee	Canadian Lender CDOR Rate and Standby Canadian Letters of Credit	Canadian Prime Rate
1	< 0.75:1.00	0.20%	1.25%	0.00%
2	≥ 0.75:1.00 but < 1.50:1.00	0.25%	1.50%	0.25%
3	≥ 1.50:1.00 but < 2.00:1.00	0.30%	1.75%	0.50%
4	≥ 2.00:1.00 but < 2.50:1.00	0.35%	2.00%	0.75%
5	≥ 2.50:1.00 but < 3.00:1.00	0.40%	2.50%	1.50%
6	≥ 3.00:1.00 but < 3.50:1.00	0.45%	3.00%	2.00%
7	≥ 3.50:1.00	0.50%	3.50%	2.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Funded Debt to EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 7 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.  The Applicable Rate in effect from the Second Amendment Effective Date through the first Business Day immediately following the date the Compliance Certificate for the fiscal quarter ending August 31, 2020 is delivered pursuant to Section 6.02(a) shall be determined based upon Pricing Level 7.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(c).

(d)The definition of “Arrangers” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

“Arrangers” means BofA Securities, Inc. and JPMorgan Chase Bank, N.A., in their capacities as joint lead arrangers and joint bookrunners.

(e)The definition of “Bail-In Action” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(f)The definition of “Bail-In Legislation” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(g)The definition of “Base Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.75%, subject to any interest rate floors set forth therein; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.07 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

(h)The definition of “Eurocurrency Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

“Eurocurrency Rate” means:

(a)for any Interest Period:

(i)with respect to a Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for such LIBOR Quoted Currency for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m., London time, on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period; and

(ii)with respect to a Committed Loan denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)with respect to any Eurocurrency Rate Loan denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the US Lenders pursuant to Section 1.05; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one month commencing that day;

provided, that, (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than 0.50%, such rate shall be deemed 0.50% for purposes of this Agreement.

(i)The definition of “Federal Funds Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(j)The definition of “Fee Letter” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

“Fee Letter” means the letter agreement, dated July 3, 2018, among the US Borrower, the Administrative Agent and BofA Securities, Inc. (as successor to Merrill Lynch, Pierce, Fenner, & Smith, Incorporated).

(k)The definition of “LIBOR Successor Rate Conforming Changes” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, the definition of Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines).

(l)The definition of “MLPFS” in Section 1.01 of the Existing Credit Agreement is hereby deleted.

(m)The definition of “Write-Down and Conversion Powers” in Section 1.01 of the Existing Credit Agreement is hereby amended to read as follows:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(n)Section 1.02 of the Existing Credit Agreement is hereby amended to add a new clause (d) at the end of such Section to read as follows:

(d)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(o)Section 1.04 of the Existing Credit Agreement is hereby amended to add a new clause (c) at the end of such Section to read as follows:

(c)The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(p)Clause (i) of Section 2.10(c) of the Existing Credit Agreement is hereby amended to replace “MLPFS” with “BofA Securities, Inc.”.

(q)Clause (i) of Section 3.03(a) of the Existing Credit Agreement is hereby amended to read as follows:

(i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (B) (1) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan and (2) the circumstances described in Section 3.07(a)(i) do not apply (in each case with respect to clause (i), “Impacted Loans”), or

(r)Section 3.07 of the Existing Credit Agreement is hereby amended to read as follows:

3.07Successor LIBOR.

(a)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 3.03(a) and (b) above, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the US Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the US Borrower) that the US Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:

(i)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans in the applicable currency, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the US Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.07 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on one or more information services as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (each, an “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the US Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to an Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment.  Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(b)If no LIBOR Successor Rate has been determined and the circumstances under clause (a)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the US Borrower and each Lender.  Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (ii) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the US Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate

Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.

(c)Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0.50% for purposes of this Agreement.

(d)In connection with the implementation of a LIBOR Successor Rate for any currency, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes, with respect to the applicable currency, from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective

(s)Section 5.23 of the Existing Credit Agreement is hereby amended to read as follows:

5.23Affected Financial Institution.  No Loan Party is an Affected Financial Institution.

(t)Article V of the Existing Credit Agreement is hereby amended to add a new Section 5.24 at the end of such Article to read as follows:

5.24Covered Entities.  No Loan Party is a Covered Entity.

(u)Section 7.11(a) of the Existing Credit Agreement is hereby amended to read as follows:

(a)Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio to be greater than 0.55 to 1.00 as of the end of any fiscal quarter of the US Borrower.

(v)Section 7.11(b) of the Existing Credit Agreement is hereby amended to read as follows:

(b)Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the US Borrower to be less than (i) 1.50 to 1.0 for any fiscal quarter of the US Borrower ending on or prior to May 31, 2020, (ii) 1.20 to 1.0 for any fiscal quarter of the US Borrower ending during the period from June 1, 2020 to and including August 31, 2020, (iii) 1.10 to 1.0 for any fiscal quarter of the US Borrower ending during the period from September 1, 2020 to and including May 31, 2021, and (iv) 1.50 to 1.0 for any fiscal quarter of the US Borrower ending thereafter.

(w)Section 7.11 of the Existing Credit Agreement is hereby amended to add a new clause (c) at the end of such Section to read as follows:

(c)Consolidated Asset Coverage Ratio.  Permit the Consolidated Asset Coverage Ratio to be less than 1.00 to 1.0 as of the end of any fiscal quarter of the US Borrower ending during the period from the Second Amendment Effective Date to and including May 31, 2021.

(x)Section 10.23 of the Existing Credit Agreement is hereby amended to read as follows:

10.23Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(y)Article X of the Existing Credit Agreement is hereby amended to add a new Section 10.24 at the end of such Article to read as follows:

10.24Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S.

Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

2.Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)The Administrative Agent’s receipt of executed counterparts of this Amendment, property executed by a Responsible Officer of each Loan Party, the Required Lenders, and the Administrative Agent, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each dated the Second Amendment Effective Date and each in form and substance satisfactory to the Administrative Agent and each of the Lenders party hereto.

(b)Any fees required to be paid on or before the Second Amendment Effective Date shall have been paid.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.

3.Payment of Expenses.  The Loan Parties agree to reimburse the Administrative Agent and the Canadian Lender for all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Canadian Lender in connection with the preparation, execution and delivery of this Amendment, including all Attorney Costs of the Administrative Agent and the Canadian Lender (paid directly to such counsel if requested by the Administrative Agent or the Canadian Lender, as applicable).

4.Miscellaneous.

(a)The Loan Documents and the obligations of the Loan Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Amendment is a Loan Document.

(b)Each Loan Party (i) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (ii) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the relevant Obligations, and (iii) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the relevant Obligations.

(c)Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

(d)Each Loan Party represents and warrants that: (i) such Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment; (ii) the execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (A) contravene the terms of such Loan Party’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, or (C) violate any Law, except in each case referred to in clause (B) or (C) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (iii) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority and no material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any other Person, in each case, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than authorizations, approvals, actions, notices and filings which have been duly obtained; (iv) this Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally; and (v) after giving effect to this Amendment, (A) the representations and warranties of (1) the US Borrower contained in Article V of the Amended Credit Agreement, and (2) each Loan Party contained in each Loan Document, or, in each case, in any document furnished at any time under or in connection therewith, are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4(d)(v)(A), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement, and (B) no Default has occurred and is continuing.

(e)Each Lender party hereto represents and warrants that, after giving effect to this Amendment, the representations and warranties of such Lender set forth in the Amended Credit Agreement are true and correct as of the Second Amendment Effective Date.  Each Lender party hereto hereby agrees to comply with the covenants applicable to such Lender set forth in the Amended Credit Agreement.

(f)This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(g)If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(i)The terms of Sections 10.14 and 10.15 of the Existing Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:	SCHNITZER STEEL INDUSTRIES, INC.,

an Oregon corporation

/s/ W. Brandon Peele
W. Brandon Peele Vice President and Treasurer

SCHNITZER STEEL CANADA LTD.,

a British Columbia corporation

/s/ Richard D. Peach
Richard D. Peach President

GUARANTORS:	SCHNITZER STEEL INDUSTRIES, INC.,

an Oregon corporation

/s/ W. Brandon Peele
W. Brandon Peele Vice President and Treasurer

Auto Parts Group Southwest, LLC,

a Delaware limited liability company

/s/ Steven Heiskell
Steven Heiskell President

Cascade Steel Rolling Mills, Inc.,

an Oregon corporation

/s/ Richard D. Peach
Richard D. Peach Treasurer

Edman Corp.,

an Oregon corporation

/s/ Richard D. Peach
Richard D. Peach Treasurer

SECOND AMENDMENT

SCHNITZER STEEL INDUSTRIES, INC.

General Metals of Tacoma, Inc.,

a Washington corporation

/s/ Richard D. Peach
Richard D. Peach Treasurer

Joint Venture Operations, Inc.,

a Delaware corporation

/s/ W. Brandon Peele
W. Brandon Peele Treasurer

Manufacturing Management, Inc.,

an Oregon corporation

/s/ Richard D. Peach
Richard D. Peach Treasurer

Metals Recycling L.L.C.,

a Rhode Island limited liability company

By: Joint Venture Operations, Inc., its Sole Member

/s/ W. Brandon Peele
W. Brandon Peele Treasurer

Norprop, Inc.,

an Oregon corporation

/s/ Steven Heiskell
Steven Heiskell President

Pick A Part, Inc.,

a Washington corporation

/s/ Steven Heiskell
Steven Heiskell President

SECOND AMENDMENT

SCHNITZER STEEL INDUSTRIES, INC.

Pick and Pull Auto Dismantling, Inc.,

a California corporation

/s/ Steven Heiskell
Steven Heiskell President

Pick-N-Pull Auto Dismantlers, a California General Partnership,

a California general partnership

By: Norprop, Inc., its General Partner

/s/ Steven Heiskell
Steven Heiskell President

Pick-N-Pull Auto Dismantlers, Columbus, LLC,

a Delaware limited liability company

By: Norprop, Inc., its Sole Member

/s/ Steven Heiskell
Steven Heiskell President

Pick-N-Pull Auto Dismantlers, Kansas City, LLC,

a Delaware limited liability company

By: Norprop, Inc., its Sole Member

/s/ Steven Heiskell
Steven Heiskell President

Pick-N-Pull Auto Dismantlers, LLC,

a California limited liability company

By: Norprop, Inc., its Member

/s/ Steven Heiskell
Steven Heiskell President

SECOND AMENDMENT

SCHNITZER STEEL INDUSTRIES, INC.

Pick-N-Pull Auto Dismantlers, Nevada, LLC,

a Nevada limited liability company

By: Norprop, Inc., its Member

/s/ Steven Heiskell
Steven Heiskell President

Pick-N-Pull Auto Dismantlers, St. Louis, LLC,

a Delaware limited liability company

By: Norprop, Inc., its Sole Member

/s/ Steven Heiskell
Steven Heiskell President

Pick-N-Pull Auto Dismantlers, Stockton, LLC,

a California limited liability company

By: Norprop, Inc., its Sole Member

/s/ Steven Heiskell
Steven Heiskell President

Pick-N-Pull Auto Dismantlers, Virginia Beach, LLC,

a Delaware limited liability company

By: Norprop, Inc., its Sole Member

/s/ Steven Heiskell
Steven Heiskell President

Pick-N-Pull Northwest, LLC,

an Oregon limited liability company

By: Norprop, Inc., its Member

/s/ Steven Heiskell
Steven Heiskell President

SECOND AMENDMENT

SCHNITZER STEEL INDUSTRIES, INC.

Proleride Transport Systems, Inc.,

a Delaware corporation

/s/ Michael R. Henderson
Michael R. Henderson President

Prolerized New England Company LLC,

a Delaware limited liability company

By: Proleride Transport Systems, Inc., its Managing Member

/s/ Michael R. Henderson
Michael R. Henderson President

Row52, LLC,

a Delaware limited liability company

/s/ Steven Heiskell
Steven Heiskell President

Schnitzer Fresno, Inc.,

an Oregon corporation

/s/ Richard D. Peach
Richard D. Peach Treasurer

Schnitzer Southeast, LLC,

a Georgia limited liability company

By: Schnitzer Steel Industries, Inc., its Manager

/s/ Peter B. Saba
Peter B. Saba Senior Vice President

Schnitzer Steel Hawaii Corp.,

a Delaware corporation

/s/ Richard D. Peach
Richard D. Peach Treasurer

SECOND AMENDMENT

SCHNITZER STEEL INDUSTRIES, INC.

SSI Big Sky LLC,

an Oregon limited liability company

By: Schnitzer Steel Industries, Inc., its Sole Member

/s/ Peter B. Saba
Peter B. Saba Senior Vice President

SSI Burbank LLC,

a Washington limited liability company

By: Schnitzer Steel Industries, Inc., its Sole Member

/s/ Peter B. Saba
Peter B. Saba Senior Vice President

SSI Nevada LLC,

a Nevada limited liability company

By: Schnitzer Steel Industries, Inc., its Sole Member

/s/ Peter B. Saba
Peter B. Saba Senior Vice President

U-PULL-IT, Inc.,

a California corporation

/s/ Steven Heiskell
Steven Heiskell President

Schnitzer Steel Canadian Holdings, Inc.

/s/ Richard D. Peach
Richard D. Peach President

SECOND AMENDMENT

SCHNITZER STEEL INDUSTRIES, INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,

as Administrative Agent

/s/ Anthea Del Bianco
Anthea Del Bianco Vice President

SECOND AMENDMENT

SCHNITZER STEEL INDUSTRIES, INC.

US LENDERS:	BANK OF AMERICA, N.A.,

as a US Lender, the Swing Line Lender, and an L/C Issuer

/s/ Timothy G. Holsapple
Timothy G. Holsapple Senior Vice President

SECOND AMENDMENT

SCHNITZER STEEL INDUSTRIES, INC.

JPMORGAN CHASE BANK, N.A.,

as a US Lender

/s/ Kenneth Wong
Kenneth Wong Vice President

KEYBANK NATIONAL ASSOCIATION,

as a US Lender

/s/ L. David Ericksen
L. David Ericksen Senior Vice President Enterprise Banking

PNC BANK, NATIONAL ASSOCIATION,

as a US Lender

/s/ Joseph McElhinny
Joseph McElhinny Vice President

BANK OF MONTREAL, CHICAGO BRANCH,

as a US Lender

/s/ Randon Gardley
Randon Gardley Director

MUFG UNION BANK, N.A.,

as a US Lender

/s/ Stephen Sloan
Stephen Sloan Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a US Lender

/s/ Brandon R. Zabrocki
Brandon R. Zabrocki Senior Vice President

HOMESTREET BANK, A WASHINGTON STATE CHARTERED COMMERCIAL BANK,

as a US Lender

/s/ William L. Meyer
William L. Meyer SVP

SECOND AMENDMENT

SCHNITZER STEEL INDUSTRIES, INC.

UMPQUA BANK,

as a US Lender

/s/ Henry Alvarez
Henry Alvarez Vice President

U.S. BANK NATIONAL ASSOCIATION,

as a US Lender

/s/ Glenn Leyrer
Glenn Leyrer Vice President

WASHINGTON FEDERAL,

as a US Lender

/s/ Alicia Brewer
Alicia Brewer Vice President, Relationship Manager

BANNER BANK,

as a US Lender

/s/ Gregory Foxx
Gregory Foxx Senior Vice President

FIRST HAWAIIAN BANK,

as a US Lender

/s/ Hanul Vera Abraham
Hanul Vera Abraham Vice President

CANADIAN LENDER:	BANK OF MONTREAL,

as the Canadian Lender

/s/ Bernardo Arreaga
Bernardo Arreaga Managing Director

/s/ Charlotte Anami
Charlotte Anami Director